Exhibit 5.1

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

(212) 728-8000 (Telephone)

(212) 728-8111 (Facsimile)

December [        ], 2007

Sports Properties Acquisition Corp.

437 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to Sports Properties Acquisition Corp., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-146353) (as amended, the “Registration Statement”) with the United States Securities and Exchange Commission, under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by the Company of: (i) 20,000,000 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $.001 per share (the “Common Stock”), and one warrant (the “Warrant” and, together with the Units and the Common Stock, the “Securities”), each Warrant entitling the holder thereof to purchase one share of Common Stock, to be sold to the public through Banc of America Securities LLC., as the underwriter, (ii) all shares of Common Stock and all Warrants issued as part of the Units, and (iii) all shares of Common Stock issuable upon exercise of the Warrants included in the Units. As such counsel, you have requested our opinion as to matters described herein relating to the Securities.

We have examined copies of the Form of Amended and Restated Certificate of Incorporation and the Bylaws of the Company, the Registration Statement, all resolutions adopted by the Company’s Board of Directors, a good standing certificate of the Company as of a recent date and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In connection with the opinion expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any Securities pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) all relevant corporate actions heretofore taken by the Company remain in full force and effect and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to issue and deliver the Securities or the validity of the Securities.

Based on the foregoing, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.	When the Registration Statement has become effective under the Act, the Units, the Warrants, and the unissued shares of Common Stock included in the Units or issuable upon exercise of the Warrants, when issued by the Company in accordance with and in the manner described by the prospectus contained in the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or “Blue Sky” laws of any state to the offer and/or sale of the Securities). In rendering this opinion with respect to matters involving good standing and authorization to do business, we have relied solely upon certificates of recent date of such government officials.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

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